As filed with the Securities and Exchange Commission on January 27, 2003

                                                     Registration No. 333-101658
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                           SOUTHWESTERN ENERGY COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            Arkansas                                           71-0205415
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                       2350 North Sam Houston Parkway East
                                    Suite 300
                              Houston, Texas 77032
                                 (281) 618-4700
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Greg D. Kerley
              Executive Vice President and Chief Financial Officer
                           Southwestern Energy Company
                       2350 North Sam Houston Parkway East
                                    Suite 300
                              Houston, Texas 77032
                                 (281) 618-4700
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                   Copies to:
                              Mark K. Boling, Esq.
                    Senior Vice President and General Counsel
                           Southwestern Energy Company
                       2350 North Sam Houston Parkway East
                                    Suite 300
                              Houston, Texas 77032
                                 (281) 618-4700

                             Stephen H. Shalen, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                          New York, New York 10006-1470
                                 (212) 225-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]









The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





                 SUBJECT TO COMPLETION, DATED JANUARY 27, 2003.

PRELIMINARY PROSPECTUS

                       [SOUTHWESTERN ENERGY COMPANY LOGO]





                                  $300,000,000

                                  COMMON STOCK

                                 PREFERRED STOCK

                                 DEBT SECURITIES

                                    WARRANTS

                            STOCK PURCHASE CONTRACTS

                              STOCK PURCHASE UNITS

     We may offer from time to time in one or more issuances:

     o    shares of our common stock,

     o    shares of our preferred stock,

     o one or more series of unsecured debt securities, which may be senior notes or debentures or other unsecured evidences of indebtedness,

     o    warrants to purchase our common stock, preferred stock or debt,

     o    stock purchase contracts, or

     o    stock purchase units.

     These securities are collectively referred to in this prospectus as the "securities." We may sell these securities separately or in units. We may also issue common stock, preferred stock or debt securities upon the conversion, exchange or exercise of certain of the securities listed above.

     The aggregate initial offering price of the securities that are offered will not exceed $300,000,000. We will offer the securities in an amount and on terms to be determined by market conditions and other circumstances at the time of the offering.





     We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and each related supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                        The date of this prospectus is                   , 2003.

                                                 TABLE OF CONTENTS


About This Prospectus........................................................1
Where You Can Find More Information..........................................1
About Southwestern Energy Company............................................3
Risk Factors.................................................................4
Forward-Looking Information..................................................4
Use of Proceeds..............................................................5
Ratio of Earnings to Fixed Charges...........................................5
Description of Common Stock..................................................6
Description of Preferred Stock...............................................7
Description of Debt Securities...............................................8
Description of Warrants.....................................................19
Description of Stock Purchase Contracts and Stock Purchase Units............20
Plan of Distribution........................................................20
Legal Matters...............................................................22
Experts.....................................................................22

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $300,000,000 or an equivalent amount in one or more foreign currencies or composite currencies. We may sell these securities separately or in units. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you a prospectus supplement and any pricing supplement that will contain information about the specific terms of that particular offering. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part or our other filings with the SEC. You also should read this prospectus and any prospectus supplement or pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.swn.com. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits we file with the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. The registration statement and the exhibits are available at the SEC's Public Reference Room or through the Internet.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we sell all the securities. The documents we incorporate by reference are:

     o our Annual Report on Form 10-K for the year ended December 31, 2001, as amended by Form 10K/A filed on September 24, 2002;

     o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 (as amended by Form 10-Q/A filed on September 24, 2002), June 30, 2002, and September 30, 2002;


     o our Current Reports on Form 8-K filed with the SEC on February 19, 2002, March 21, 2002, April 23, 2002 (as amended by Form 8-K/A filed on April 24, 2002), April 24, 2002, May 15, 2002, June 21, 2002, July
          29, 2002 (as amended by Form 8-K/A filed on July 30, 2002), August 14, 2002, September 24, 2002, September 27, 2002, October 18, 2002,
          October 25, 2002, October 30, 2002, November 12, 2002, November 14, 2002 and January 24, 2003;


     o the description of our common stock contained in our Registration Statement on Form 8-A dated October 23, 1981, as updated by our Current Report on Form 8-K dated July 8, 1993; and


     o the description of our common stock purchase rights contained in Amendment No. 1 to our Registration Statement on Form 8-A dated April 26, 1999 as amended by Amendment No. 2 to our Registration Statement on Form 8-A dated March 15, 2002.


     You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                           Southwestern Energy Company
                 2350 North Sam Houston Parkway East, Suite 300
                              Houston, Texas 77032
                          Attention: Investor Relations
                            Telephone: (281) 618-4700

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement and any applicable pricing supplement. We are only offering the securities in states where the offer is permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate as of any date other than the date on the front of those documents.

                        ABOUT SOUTHWESTERN ENERGY COMPANY

     We are an energy company primarily focused on natural gas. We were originally incorporated in Arkansas in 1929 as a local gas distribution company. Today, we are an exempt holding company under the Public Utility Holding Company Act of 1935 and derive the vast majority of our operating income and cash flow from our oil and gas exploration and production business. Southwestern Energy Company has a credit rating of BBB by Standard and Poor's and Ba2 by Moody's Investors Service. We are involved in the following business segments:

     o Exploration and Production - We are engaged in natural gas and oil exploration, development and production, with operations principally located in Arkansas, Oklahoma, Texas, New Mexico and Louisiana. This represents our primary business.

     o Natural Gas Distribution - We are engaged in the gathering, distribution and transmission of natural gas to approximately 139,000 customers in Arkansas.

     o Marketing and Transportation - We provide marketing and transportation services in our core areas of operation and own a 25% interest in NOARK Pipeline System Limited Partnership, which we refer to as NOARK. NOARK owns the Ozark Gas Transmission System, a gas transmission system that includes 749 miles of pipeline with a total throughput capacity of 330 MMcfd.


     Our business strategy is to provide long-term growth through focused exploration and production of oil and natural gas. We seek to maximize cash flow and earnings and provide consistent growth in oil and gas production and reserves through the discovery, production and marketing of high margin reserves from a balanced portfolio of drilling opportunities. This balanced portfolio includes low-risk development drilling in the Arkoma Basin and in East Texas, moderate-risk exploration and exploitation in the Permian Basin, and high-potential exploration opportunities in the onshore Gulf Coast region.


     We create additional value beyond the wellhead with natural gas distribution through our subsidiary Arkansas Western Gas Company and through our marketing and transportation activities in our core areas of operations.

     Our principal executive offices are located at 2350 North Sam Houston Parkway East, Suite 300, Houston, Texas, 77032, and our telephone number is
(281) 618-4700.

                                  RISK FACTORS

     The securities to be offered by this prospectus may involve a high degree of risk. These risks will be set forth in the prospectus supplement relating to each such security. Certain risk factors relating to our business are set forth in the documents incorporated by reference into this prospectus. Those risk factors may be supplemented and amended by any risk factors set forth in a prospectus supplement.

                           FORWARD-LOOKING INFORMATION

     This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, or the Securities Act, Section 21E of the Exchange and the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in the documents we incorporate by reference. All statements, other than statements of historical fact, included in this document, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations are forward-looking statements.

     Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of operations and other statements contained or incorporated in this prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," "projection," "goal," or "target."

     You should not place undue reliance on the forward-looking statements. They are based on known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, but are not limited to, the following:

     o    the timing and extent of changes in commodity prices for gas and oil,

     o the timing and extent of our success in discovering, developing, producing, and estimating reserves,

     o    property acquisition or divestiture activities that may occur,

     o    the effects of weather and regulation on our gas distribution segment,

     o    increased competition,

     o    legal and economic factors,

     o    governmental regulation,

     o    the financial impact of accounting regulations,

     o    changing market conditions,

     o    the comparative cost of alternative fuels,

     o    conditions in capital markets and changes in interest rates,

     o availability of oil field services, drilling rigs, and other equipment, as well as various other factors beyond our control, and

     o any other factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

     Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to publicly update or revise any forward-looking statements.

                                 USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The table below sets forth our ratio of earnings to fixed charges for the periods indicated:

        For the nine months
        ended September 30,                             For the year ended December 31,
        -------------------               ------------------------------------------------------------
                2002                      2001        2000(1)         1999        1998(2)         1997
                ----                      ----        -------         ----        -------         ----

                1.8x                      3.0x          --x           1.6x          --x           2.1x

------------------------------------------------------------------------------------------------------


(1) For the year ended December 31, 2000, earnings were insufficient to cover fixed charges by $75.8 million primarily due to the affirmation by the Arkansas Supreme Court to uphold the 1998 decision of a Sebastian County Circuit Court awarding $109.3 million to royalty owners in a class action suit (the Hales suit). Excluding unusual and extraordinary items, the ratio would have been 2.1x.

(2) For the year ended December 31, 1998, earnings were insufficient to cover fixed charges by $52.9 million primarily due to a non-cash, pre-tax write-down of oil and gas properties of $66.4 million. Excluding unusual and extraordinary items, the ratio would have been 1.5x.

     In the calculation of the ratio of earnings to fixed charges, "earnings" consists of income before income taxes, adjusted to add back fixed charges (excluding capitalized interest relating to oil and gas properties), the amortization of interest previously capitalized on oil and gas properties, and our ownership share of the fixed charges of NOARK. "Fixed charges" consists of interest on borrowings (including capitalized interest), amortization of debt discount and expense, a portion of rental expense determined to be representative of the interest factor, and our guaranty of the fixed charges of NOARK.

                           DESCRIPTION OF COMMON STOCK

General

     We are authorized under our amended and restated articles of incorporation to issue a total of 75,000,000 shares of all classes of common stock, par value $0.10 per share. As of September 30, 2002, there were 25,724,259 outstanding shares of our common stock.

     We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

     The following description is a summary of the material provisions of our common stock. You should refer to our amended and restated articles of incorporation and bylaws for additional information.

Listing

     Our common stock is listed on the New York Stock Exchange under the symbol "SWN." Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

     We do not currently pay cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operation, capital requirements and other factors that the board of directors deems to be relevant. In addition, our credit facility contains restrictions on our ability to pay cash dividends.

Fully Paid

     All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable.

Voting Rights

     Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our amended and restated articles of incorporation provide for cumulative voting for the election of directors, which means that holders of our common stock may cumulatively vote all of their votes for the board of directors to one director.

Other Provisions

     We will notify holders of our common stock of any shareholders' meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Shareholder Rights

     We have adopted an amended and restated shareholder rights plan, the objectives of which are to provide adequate time for our board of directors and shareholders to assess an unsolicited take-over bid for us, to provide our board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if such a bid is made and to provide our shareholders with an equal opportunity to participate in such a bid. The rights are currently evidenced (on the basis of one right for each outstanding share) by the existing certificates for outstanding shares of our common stock and are not exercisable and do not trade separately from such shares.

     If a specified take-over bid occurs and the shareholder rights plan is not waived by our board of directors, the plan provides that our shareholders, other than the offeror, will be able to purchase additional amounts of our common shares at a purchase price of $40 per share, subject to adjustment. A detailed description of our amended and restated shareholder rights plan may be found in our registration statement on Form 8-A, as amended, which you may obtain as described under "Where You Can Find More Information".

Transfer Agent

     The transfer agent and registrar of our common stock is EquiServe Trust Company, N.A., Jersey City, New Jersey.

                         DESCRIPTION OF PREFERRED STOCK

General

     We are authorized under our amended and restated articles of incorporation to issue a total of 10,000,000 shares of preferred stock, par value of $.01 per share. No shares of preferred stock are currently outstanding.

     Our board of directors is authorized to provide for, designate and issue shares of preferred stock in one or more series from time to time. Before any shares of any such series are issued, our board of directors will fix the following provisions of the shares of any such series:

     o the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

     o whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

     o the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of preferred stock or on any other class of our stock or any series of such class;

     o whether the shares of such series shall be subject to redemption by us, and, if so, the times, prices and other conditions of such redemption;

     o the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of our assets and the preference or relation which such amount or amounts shall bear to the amount or amounts payable on any other series of preferred stock or on any other class of our stock or any series of such class;

     o whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     o whether the shares of such series shall be convertible into, or exchangeable for, shares of preferred stock of any other series or any other class of our stock or any series of such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

     o the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by us of, our common stock or shares of preferred stock of any other series or any other class of our stock or any series of such class;

     o the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of our indebtedness or upon the issuance of any additional stock, including additional shares of such series or of any other series of the preferred stock or of any other class of our stock or any series of such class; and

     o any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

     The holders of preferred stock do not have the right to receive notice of, attend, or vote at, any meeting of stockholders except to the extent otherwise determined by the board of directors and set forth in the articles of amendment designating any series of preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

     The Constitution of the State of Arkansas, our state of incorporation, requires shareholder approval of any increases in authorized "bonded indebtedness." (Although the term "bonded indebtedness" has not been defined by Arkansas law, we have been advised by counsel that we should treat the debt securities as "bonded indebtedness" within the meaning of the Arkansas Constitution.) Our shareholders have previously authorized the incurrence of up to $400,000,000 principal amount of "bonded indebtedness", and we currently have an aggregate principal amount of $225,000,000 of "bonded indebtedness" outstanding. Debt securities offered through this prospectus, together with any warrants offered separately or together with debt securities, will be limited to an aggregate initial public offering price or an equivalent amount in one or more foreign currencies or composite currencies which, when taken together with the principal amount of all outstanding "bonded indebtedness," would not exceed $400,000,000.

     The debt securities are to be issued in one or more series under an indenture dated as of December 1, 1995, between us and Bank One Trust Company, N.A. (formerly The First National Bank of Chicago), as trustee. The following description of the debt securities and the indenture is a summary and is subject to the detailed provisions of the indenture. The indenture is included as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain material provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of terms used in the indenture. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

     The debt securities will rank as to priority of payment equally with all of our other outstanding unsubordinated and unsecured indebtedness. The indenture does not limit the aggregate amount of debt securities that may be issued thereunder, nor does it limit the incurrence or issuance of other secured or unsecured debt by us.

     The indenture provides that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture or pursuant to a resolution of our board of directors, any duly authorized committee of our board of directors or any committee of our officers or our other representatives duly authorized by the board of directors for such purpose. The indenture provides us with the ability to "reopen" a previous issue of a series of debt securities and to issue additional debt securities of such series.

     The prospectus supplement relating to the particular series of debt securities being offered thereby will set forth the terms relating to the offering. The terms may include:

     o    the title and type of such debt securities;

     o    the aggregate principal amount of the debt securities;

     o    the purchase price of the debt securities;

     o the date or dates on which the principal of and premium, if any, on the debt securities is payable or the method of determining such date or dates;

     o the rate or rates (which may be fixed, variable or zero) at which the debt securities will bear interest, if any, or the method of calculating such rate or rates;

     o the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

     o the date or dates on which interest, if any, will be payable and the record date or dates therefor;

     o the place or places where principal of, premium, if any, and interest, if any, on such debt securities will be payable;

     o the period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

     o our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     o the denominations in which the debt securities are authorized to be issued;

     o the currency for which debt securities may be purchased or in which debt securities may be denominated and/or the currency in which the debt securities are stated to be payable;

     o if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or other method may be based on a currency other than that in which such debt securities are stated to be payable), the index, formula or other method by which such amount shall be determined;

     o if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the index, formula or other method by which such amount shall be determined;

     o if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;

     o the person to whom any interest on any debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

     o provisions, if any, granting special rights to the holders of debt securities upon the occurrence of such events as may be specified;

     o any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture with respect to such debt securities;

     o any additional amounts we will pay in respect of the debt securities or any option we may have to redeem the debt securities;

     o whether the debt securities will be registered or bearer debt securities;

     o the date any debt securities will be dated if other than the date of issuance;

     o    the forms of the debt securities, and coupons, if any;

     o the application, if any, of such means of defeasance as may be specified for such debt securities;

     o    the identity of the registrar and any paying agent;

     o whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities and whether interests in such debt securities in global form may be exchanged for definitive certificated debt securities; and

     o any other special terms pertaining to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. (Section 3.1)

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued only in fully registered form without coupons or in the form of one or more global debt securities as specified below under "Global Debt Securities." (Section 2.3) Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2) The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations thereof. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and the payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery. (Section 3.5)

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

     If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined based on any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to those debt securities and the index or formula and securities or commodities will be described in the applicable prospectus supplement.

     If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to those debt securities and the currency will be described in the applicable prospectus supplement.

Payment, Registration, Transfer and Exchange

     Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency maintained by us for that purpose as we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered form may be made (i) by checks mailed to the holders of debt securities entitled to such interest payments at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled to such interest payments as specified in the register. (Section 3.7(a) and 9.2) Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a))

     Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as securities that are only payable to the registered holder, we will be required to maintain at least one paying agent in each place where principal of, premium, if any, and interest on those debt securities is payable and, if debt securities of a series are issuable as securities that are payable to any person, we will be required to maintain a paying agent in a place where principal of, premium, if any, and interest on those debt securities is payable outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2)

     Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose as designated by us from time to time. (Sections 3.5 and 9.2) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5)

Global Debt Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities, or a registered global security, that will be deposited with a depository or with a nominee for the depository identified in the applicable prospectus supplement. In such a case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be registered for transfer or exchange except as a whole by the depository for such registered global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor depository for such series or a nominee of such successor depository and except in the circumstances described in the applicable prospectus supplement. (Section 3.5)

     The specific terms of the depository arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depository arrangements.

     Upon the issuance of any registered global security, and the deposit of such registered global security with or on behalf of the depository for such registered global security, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such registered global security to the accounts of institutions, which we refer to as participants, that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a registered global security will be limited to participants or persons that may hold interest through participants. Ownership of beneficial interests by participants in such registered global security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the depository for such registered global security or by its nominee. Ownership of beneficial interests in such registered global security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such registered global securities.

     So long as the depository for a registered global security, or its nominee, is the registered owner of such registered global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in such registered global security will not be entitled to have debt securities of the series represented by such registered global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Section 3.8) Accordingly, each person owning a beneficial interest in such registered global security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

     The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the indenture. We understand that, under existing industry practices, we request any action of holders or any owner of a beneficial interest in such registered global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depository or its nominee will be made by us through a paying agent to such depository or its nominee, as the case may be, as the registered owner of such registered global security.

     We expect that the depository for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such registered global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such participants. We, the trustee or any of our or the trustee's agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8)

     Unless otherwise specified in the applicable prospectus supplement, if the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue such debt securities in definitive certificated form in exchange for such registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the registered global security or securities representing such debt securities. (Section 3.5) Debentures so issued in definitive certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

     The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Section 3.4) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

Certain Covenants

     Limitation on Liens. We will not, and will not permit any of our subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money secured by a lien on any property, if the sum, without duplication, of

     o    the aggregate principal amount of all secured debt and

     o all attributable debt in respect of sale and leaseback transactions (other than certain excluded sale and leaseback transactions)

exceeds 15% of our consolidated net tangible assets, unless we provide that the debt securities will be secured equally and ratably with (or, at our option, prior to) such secured debt.

     The provisions described in the foregoing paragraph do not apply to indebtedness secured by the following:

          (i) (A) liens existing as of the date of the indenture or (B) liens relating to a contract that was entered into by us or any of our subsidiaries prior to the date of the indenture;

          (ii) liens on any property existing at the time of acquisition thereof (whether such acquisition is direct or by acquisition of stock, assets or otherwise) by us or any of our subsidiaries;

          (iii) liens upon or with respect to any property (including any related contract rights) acquired, constructed, refurbished or improved by us or any of our subsidiaries (including, but not limited to, liens to secure all or any part of the cost of oil, gas or mineral exploration, drilling, mining, extraction, refining or processing or development of, or construction, alteration or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the date of the indenture which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such property (or, in the case of liens on contract rights, the completion of construction or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when the contract was entered into) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the lien shall relate only to indebtedness reasonably incurred to finance such construction, refurbishment or improvement;

          (iv) liens securing indebtedness owing by any of our subsidiaries to us or to other subsidiaries;

          (v) liens in connection with the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (B) any other interest in property of the character commonly referred to as a "production payment";

          (vi) liens on current assets to secure any indebtedness maturing (including any extensions or renewals thereof) not more than one year from the date of the creation of such lien; and

          (vii) liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured thereby referred to in the foregoing clauses (i) to (vi), inclusive, or in this clause (vii); provided, however, that the liens excluded pursuant to this clause (vii) shall be excluded only in an amount not to exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject to the lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such property).

     "Attributable debt" means, as to a lease under which we or our subsidiaries are at the time liable that is required to be classified and accounted for as a capitalized lease obligation on our balance sheet under generally accepted accounting principles in the United States as then effect, or GAAP, at any determination date, the total net amount of rent required to be paid under such lease during the remaining primary term, discounted from the respective due dates to such date at the rate per annum equal to the interest rate implicit in such lease. The net amount of rent required to be paid under any such lease for such period is the aggregate amount of rent payable by lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar expenses or any amount required to be paid by such lessee thereunder contingent upon the amount of revenues (or other similar contingent amounts). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Notwithstanding the foregoing, the term "attributable debt" excludes any amounts in respect of any sale and leaseback transaction which we or one of our subsidiaries is permitted to enter into in accordance with the provisions described in the second and third sentences under the caption "Limitation on Sale and Leaseback Transactions". For purposes of this definition, "capitalized lease obligation" means, as applied to us or our subsidiaries, the rental obligation, under any lease of any interest in any kind of property or asset (whether real, personal or mixed or tangible or intangible) the discounted present value of the rental obligations of such person as lessee under which, in conformity with GAAP, is required to be capitalized on our balance sheet.

     Under the indenture:

     o "consolidated net tangible assets" means, with respect to us as at any date,

     o our total assets as they appear on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, less

          o all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP;

          o all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill.

     o "sale and leaseback transaction" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or our subsidiary of any property, whether owned at the date of the indenture or thereafter acquired, which has been or is to be sold or transferred by us or such subsidiary to such person or to any other person to whom funds have been or are to be advanced by such person on the security of such property; and

     o "secured debt" means any indebtedness for borrowed money incurred, assumed or guaranteed after the date of the indenture by us or one of our subsidiaries that is secured by a lien.

     Limitation on Sale and Leaseback Transactions. Neither we nor any of our subsidiaries may enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction involving any property, if the latest to occur of the acquisition, the completion of construction or the commencement of commercial operation of such property shall have occurred more than 180 days prior thereto, unless after giving effect thereto the sum, without duplication, of

     o    the aggregate principal amount of all secured debt; and

     o all attributable debt in respect of sale and leaseback transactions does not exceed 15% of our consolidated net tangible assets.

     This restriction shall not apply to any sale and leaseback transaction if, within 180 days from the effective date of such sale and leaseback transaction, we apply or our subsidiary applies an amount not less than the greater of

     o the net proceeds of the sale of the property leased pursuant to such arrangement; or

     o the fair value of the property to retire its funded debt, including, for this purpose, any currently maturing portion of such funded debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in such sale and leaseback transaction.

     "Funded debt" means all indebtedness for borrowed money owed or guaranteed by us or any of our subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on our most recent consolidated balance sheet, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

     This restriction also does not apply to any sale and leaseback transaction

     o between us and any of our subsidiaries or between any of our subsidiaries;

     o    entered into prior to the date of the indenture; or

     o for which, at the time the transaction is entered into, the term of the related lease to us or our subsidiary of the property sold pursuant to such transaction is three years or less.

Consolidation, Merger or Sale

     We will not consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless

     o the person formed by or surviving any such consolidation or merger (other than us) or which acquires our assets, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     o the person formed by or surviving any such consolidation or merger (other than us), or which acquires our assets, expressly assumes all of our obligations under the debt securities and the indenture; and

     o immediately after giving effect to the transaction, no default or event of default under the indenture shall have occurred and be continuing. Upon any such consolidation, merger or sale, the successor person formed by such consolidation, or into which we are merged or to which such sale is made, shall succeed to, and be substituted for us under the indenture. (Section 7.1)

     The indenture contains no covenants or other specific provisions to afford protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control, except to the limited extent described above.

Events of Default, Notice and Certain Rights on Default

     The indenture provides that, if any specified event of default occurs with respect to the debt securities of any series and is continuing, the trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us (and to the trustee for such series, if notice is given by such holders of debt securities), may declare the principal of (or, if the debt securities of that series were originally issued with a discount, such portion of the principal amount specified in the prospectus supplement) and accrued interest on all the debt securities of that series to be due and payable. (Section 5.2)

     An "event of default" with respect to debt securities of any series is defined in the indenture as being any of the following:

     o default for 30 days in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

     o default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when and as due;

     o default for 90 days after notice to us by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series, in the indenture (or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series may have been issued;

     o default resulting in acceleration of our other indebtedness for money borrowed where the aggregate principal amount so accelerated exceeds $15 million and such acceleration is not rescinded or annulled within 30 days after the written notice to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding; provided that such event of default will be cured or waived if (i) the default that resulted in the acceleration of such other indebtedness for money borrowed is cured or waived and (ii) the acceleration is rescinded or annulled;

     o and certain events of bankruptcy, insolvency or reorganization relating to us. (Section 5.1) Events of default with respect to a specified series of debt securities may be added to the indenture and, if so added, will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1(7))

     The indenture provides that the trustee will, subject to certain exceptions, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default shall have been cured or waived. "Default" means any event which is, or after notice or passage of time or both, would be, an event of default. (Section 1.1)

     The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. (Section 5.8)

     The indenture includes a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture. (Section 9.7)

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series by notice to the trustee may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences except (i) a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security, or (ii) a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of a debt security of such series. (Section 5.7)

Modification of the Indenture

     The indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

     o to evidence the succession of another person to us and the assumption of our covenants in the indenture and in the debt securities by our successor;

     o    to add to our covenants or surrender any right or power we have;

     o to add additional events of default with respect to all or any series of debt securities;

     o to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form or in global form;

     o to change or eliminate any provision affecting debt securities not yet issued;

     o    to secure the debt securities;

     o    to establish the form or terms of debt securities;

     o    to evidence and provide for successor trustees;

     o if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

     o to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the indenture; provided that such action does not adversely affect the interests of any holder of debt securities of any series; or

     o    to cure any ambiguity or correct any mistake. (Section 8.1)

     The indenture also contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities adversely affected (with the debt securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of such series; provided, however, that no such supplemental indenture may, without the consent of the holder of each debt security so affected:

     o change the time for payment of principal or premium, if any, or interest on any debt security;

     o reduce the principal of, or any installment of principal of, or premium, if any, or the rate of interest on any debt security, or change the manner in which the amount of any of the foregoing is determined;

     o reduce the amount of premium, if any, payable upon the redemption of any debt security;

     o reduce the amount of principal payable upon acceleration of the maturity of any debt security originally issued at a discount;

     o change the currency in which any debt security or any premium or interest thereon is payable;

     o change the index, securities or commodities with reference to which or the formula by which the amount of principal or any premium or interest thereon is determined;

     o impair the right to institute suit for the enforcement of any payment on or after the maturity or redemption of any debt security;

     o reduce the percentage in principal amount of the outstanding debt securities affected thereby the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

     o change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

     o modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2)

Defeasance

     Defeasance and Discharge. Unless the prospectus supplement relating to the debt securities of a series provides otherwise, we, at our option, will be deemed to have paid and will be discharged from any and all obligations in respect of such debt securities (except for, among other matters, certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities and coupons, to maintain paying agencies and to hold certain monies for payment in trust) if, among other things,

     o we have deposited with the trustee, in trust, obligations of the United States government that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and obligations of the United States government in an amount sufficient to pay in the currency in which such debt securities are payable all the principal of, and interest on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities;

     o we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option under this provision and will be subject to U.S. federal income tax on the same amounts in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. The opinion of counsel must be based upon (x) a ruling of the U.S. Internal Revenue Service to the same effect or (y) a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required; and

     o no default or event of default shall have occurred or be continuing, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound. The prospectus supplement will more fully describe the provisions, relating to such discharge or termination of obligations. (Sections 4.3 and 4.6)

     Defeasance of Certain Covenants. Unless the prospectus supplement relating to the debt securities of a series provides otherwise, we, at our option, need not comply with certain restrictive covenants of the indenture (including those described above under "Certain Covenants") upon, among other things, the deposit with the trustee, in trust, of money and/or obligations of the United States government that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and obligations of the United States government in an amount sufficient to pay in the currency in which such debt securities are payable all the principal of, and interest on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities, the satisfaction of the provisions described in the last two bulletpoints of the preceding paragraph and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Sections 4.5 and 4.6)

The Trustee

     Bank One Trust Company, N.A. is the trustee under the indenture. We may also maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.




                             DESCRIPTION OF WARRANTS

     We may issue warrants entitling the holder to purchase our debt securities or common stock as described in the prospectus supplement relating to the issuance of the securities warrants. Warrants may be issued independently or together with other of our securities and may be attached to or separate from other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company that acts as a warrant agent. The warrant agent will act solely as our agent in connection with warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of any warrant will be described in the applicable prospectus supplement.

General

     The prospectus supplement will describe the terms of any warrants offered, including the following:

     o the amount of warrants to be offered and the purchase price and manner of payment to acquire the warrants,

     o a description, including amount, of the debt securities or common stock which may be purchased upon exercise,

     o the exercise price which must be paid to purchase the securities upon exercise of a warrant and any provisions for changes or adjustments in the exercise price,

     o any date on which the warrants and the related debt securities or common stock will be separately transferable,

     o the dates on which the right to exercise the warrants shall commence and expire,

     o a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants, and

     o    any other material terms of the warrants.

     Holders of warrants will not have any of the rights of holders of our debt securities or common stock that may be purchased upon exercise until they exercise the warrants and receive the underlying securities. These rights include the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends on common stock which may be purchased upon exercise or to exercise any voting right under such common stock.

Exercise of Securities Warrants

     After the close of business on the expiration date described in the prospectus supplement, warrants will expire and the holders will no longer have the right to exercise the warrants and receive the underlying securities. Warrants may be exercised by delivering a properly completed certificate in the form attached to the warrants and payment of the exercise price as provided in the prospectus supplement. We will issue and deliver our debt securities or common stock as soon as possible following receipt of the certificate and payment described above. If less than all of the warrants represented by a certificate are exercised, we will issue a new certificate for the remaining warrants. The foregoing terms of exercise may be modified by us in a prospectus supplement.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock, at a future date or dates, or similar contracts issued on a "prepaid" basis, which in each case are referred to herein as "stock purchase contracts". The price per share of common stock or preferred stock, as the case may be, and the number of shares of common stock or preferred stock, as the case may be, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts will require either the stock purchase price be paid at the time the stock purchase contracts are issued or that payment be made at a specified future date. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or obligations of third parties (including U.S. treasury securities), which are referred to herein as "stock purchase units", and may or may not serve as collateral for a holder's obligations. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the holders of the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will set forth the following information:

     o    the terms of the offering,

     o    the names of any underwriters or agents,

     o    the purchase price,

     o    the net proceeds to us,

     o    any delayed delivery arrangements,

     o any underwriting discounts and other items constituting underwriters' compensation,

     o    the initial public offering price,

     o any discounts or concessions allowed or reallowed or paid to dealers, and

     o    any commissions paid to agents.

     If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time. If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.

     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

General Information

     Underwriters, dealers and agents participating in a sale of securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and dealers to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, underwriters or dealers may be required to make as a result of those civil liabilities.

     Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities offered herein will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York. If the securities are distributed in an underwritten offering, underwriters will be advised by their own legal counsel with respect to any offering.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2001, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's correction of its statement of comprehensive income (loss) as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Estimates of our oil and gas reserves and related future net cash flows and the present value thereof, which are included in our Annual Report on Form 10-K for the year ended December 31, 2001, were based on a reserve audit prepared by K & A Energy Consultants, Inc., Tulsa, Oklahoma, independent oil and gas consultants. We have incorporated these estimates in reliance upon the authority of such firm as an expert in such matters.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the Securities and Exchange Commission (the "SEC" or the "Commission") registration fee.

     SEC registration fee.........................................    $ 27,600
     Legal fees and expenses......................................      30,000
     Printing and engraving.......................................       5,000
     Fees of accountants..........................................      10,000
     Rating agency fees...........................................      13,000
     Miscellaneous................................................       2,400
                                                                      --------
                                                                      $ 88,000
                                                                      ========

Item 15.  Indemnification of Directors and Officers.

     Section 4-27-850 of the Arkansas Code Annotated provides that Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Registrant. In addition, the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Article VII, Section 6 of the Registrant's Bylaws provides that the Registrant's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Registrant (including service to a subsidiary of the Registrant) or to any other organization at the Registrant's request.

     The Registrant has entered into indemnification agreements with each of its directors and officers under which the Registrant has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Registrant. The Registrant also maintains directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

Exhibit No.    Description
-----------    -----------

1.1            Form of Underwriting Agreement. *


4.1 Indenture dated as of December 1, 1995 between Registrant and The First National Bank of Chicago (now Bank One Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 33-63895)).

4.2+           Amended and Restated Articles of Incorporation of Registrant.

4.3 Bylaws of Registrant (incorporated by reference to Exhibit 3 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

4.4 Amended and Restated Rights Agreement, dated April 12, 1999 (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement filed as an exhibit to the Registrant's Form 8-A/A filed on April 12, 2002).

4.5+           Specimen of common share certificate.

4.6            Specimen of preferred share certificate.*

4.7            Form of Warrant Certificate.*

4.8            Form of Warrant Agreement.*

4.9            Form of Stock Purchase Contract.*

5.1+           Opinion of Cleary, Gottlieb, Steen & Hamilton.

12.1+ Statement regarding computation of ratio of earnings to fixed charges.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2+ Consent of Cleary, Gottlieb, Steen & Hamilton (contained in, and incorporated by reference to, Exhibit 5.1 to this Registration Statement). 23.3 Consent of K&A Energy Consultants, Inc.

24.1+          Power of Attorney (included on signature page).

25.1+          Statement of Eligibility of Trustee on Form T-1.

----------------------------
*    To be filed as exhibits to documents incorporated by reference herein.
+    Previously filed.



Item 17.  Undertakings.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1) (a) and (1) (b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of January, 2003.


                                             SOUTHWESTERN ENERGY COMPANY




                                             By:  /s/ Greg D. Kerley
                                                 ----------------------------
                                                 Greg D. Kerley
                                                 Executive Vice President and
                                                 Chief Financial Officer






     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities indicated and on the dates indicated:


            Signature                                        Title                                Date
            ---------                                        -----                                ----


/s/ Harold M. Korell                          Chairman, President and Chief Executive           January 27, 2003
-----------------------------------           Officer (Principal Executive Officer)
Harold M. Korell

/s/ Greg D. Kerley                            Executive Vice President and Chief Financial      January 27, 2003
-----------------------------------           Officer (Principal Financial Officer)
Greg D. Kerley

/s/ Stanley T. Wilson                         Controller and Chief Accounting Officer           January 27, 2003
-----------------------------------           (Principal Accounting Officer)
Stanley T. Wilson

/s/ Lewis E. Epley, Jr.                       Director                                          January 27, 2003
-----------------------------------
Lewis E. Epley, Jr.

/s/ John P. Hammerschmidt                     Director                                          January 27, 2003
-----------------------------------
John P. Hammerschmidt

/s/ Robert L. Howard                          Director                                          January 27, 2003
-----------------------------------
Robert L. Howard

/s/ Kenneth R. Mourton                        Director                                          January 27, 2003
-----------------------------------
Kenneth R. Mourton

/s/ Charles E. Scharlau                       Director                                          January 27, 2003
-----------------------------------
Charles E. Scharlau



                                  EXHIBIT INDEX



Exhibit No.                  Description
1.1            Form of Underwriting Agreement. *


4.1 Indenture dated as of December 1, 1995 between Registrant and The First National Bank of Chicago (now Bank One Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 33-63895)).

4.2+           Amended and Restated Articles of Incorporation of Registrant.

4.3 Bylaws of Registrant (incorporated by reference to Exhibit 3 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

4.4 Amended and Restated Rights Agreement, dated April 12, 1999 (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement filed as an exhibit to the Registrant's Form 8-A/A filed on April 12, 2002).

4.5+           Specimen of common share certificate.

4.6            Specimen of preferred share certificate.*

4.7            Form of Warrant Certificate.*

4.8            Form of Warrant Agreement.*

4.9            Form of Stock Purchase Contract.*

5.1+           Opinion of Cleary, Gottlieb, Steen & Hamilton.

12.1+ Statement regarding computation of ratio of earnings to fixed charges.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2+ Consent of Cleary, Gottlieb, Steen & Hamilton (contained in, and incorporated by reference to, Exhibit 5.1 to this Registration Statement). 23.3 Consent of K&A Energy Consultants, Inc.

24.1+          Power of Attorney (included on signature page).

25.1+          Statement of Eligibility of Trustee on Form T-1.

----------------------------
*    To be filed as exhibits to documents incorporated by reference herein.
+    Previously filed.